1 AMENDED AND RESTATED BYLAWS OF MURPHY USA INC. * * * * *

2 ARTICLE 1 OFFICES Section 1.01. Registered Office. The registered office of Murphy USA Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require. Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require. ARTICLE 2 MEETINGS OF STOCKHOLDERS Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors. Section 2.02. Annual Meetings. An annual meeting of stockholders, commencing with the year 2014, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting. Section 2.03. Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below). Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors may postpone, adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. Notice of an adjourned meeting need not be given if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3 (b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Section 2.05. Quorum. Unless otherwise provided under the Amended and Restated Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Amended and Restated Certificate of Incorporation”) or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. Section 2.06. Voting. (a) Unless otherwise provided in the Amended and Restated Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that in a Contested Election of Directors (as defined below), directors shall be elected by a plurality of the votes cast on the election of directors. The term “Contested Election of Directors” shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.10 or Section 2.11 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If, with respect to an election of directors not constituting a Contested Election of Directors and for which a quorum is present, any incumbent director does not receive a majority of the votes cast, such director shall promptly tender a resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board of Directors. The Nominating and Governance Committee shall promptly consider the tendered

4 resignation and make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether any other action should be taken with respect thereto. The Board of Directors will act on any such recommendation by the Nominating and Governance Committee within ninety (90) days following certification of the stockholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the U.S. Securities and Exchange Commission (the “SEC”). (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his or her attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his or her attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. Section 2.07. No Action by Written Consent. Subject to the rights of the holders of any class or series of preferred stock then outstanding, as may be set forth in the certificate of designations for such class or series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting. Section 2.08. Organization. At each meeting of stockholders, the Chair of the Board of Directors, if one shall have been elected, or in the Chair’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chair of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. Section 2.09. Conduct of Meetings. The Board of Directors and (to the extent consistent therewith) the chair of the meeting shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as they shall deem necessary or appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state and local laws and regulations concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent

5 to attend the meeting and (l) any guidelines and procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Section 2.10. Nomination of Directors and Proposal of Other Business. (a) Annual Meetings of Stockholders. (i) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting and that constitutes a proper matter for stockholder action under applicable law. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 2.04, (ii) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, the Chair of the Board or the Chief Executive Officer or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who is entitled to vote at the meeting, who complies with all of the notice procedures set forth in this Section 2.10(a) and who is a stockholder of record at the time the notice required by this Section 2.10(a) is delivered to the Secretary of the Corporation through the date of the meeting. (ii) In addition to any other requirements under applicable law, the Amended and Restated Certificate of Incorporation or the Bylaws, for business to be properly brought before an annual meeting by a Noticing Stockholder (as defined in Section 2.10(a)(ix) below), the Noticing Stockholder must have (i) given timely notice thereof in proper written form to the Secretary of the Corporation and (ii) provided any updates to such notice at the times and in the form required by this Section 2.10(a). To be timely, such notice must be received by the Secretary at the principal office of the Corporation, not earlier than 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, (the “Close of Business”) on the 120th day, nor later than the Close of Business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice must be delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public disclosure (as defined below) of the date of such meeting is first made by the Corporation. The adjournment, postponement or rescheduling of an annual meeting (or the public announcement thereof) shall not commence a new time

6 period (and shall not extend any time period) for the giving of notice pursuant to this Section 2.10(a). (iii) To be in proper written form for the purposes of this Section 2.10(a), a Noticing Stockholder’s notice shall set forth and include: (A) as to each matter such Noticing Stockholder proposes to bring before the meeting: (1) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Amended and Restated Certificate of Incorporation or these Bylaws, the text of the proposed amendment); (3) any material interest in such business of any Proposing Person; (4) a reasonably detailed description of all agreements, arrangements, understandings and relationships (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person, including the name of such other person, in connection with the proposal of such business by such Noticing Stockholder; and (5) all other information relating to the Proposing Persons or such business that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person in connection with the contested solicitation of proxies in support of such proposed business pursuant to and in accordance with Section 14(a) of the Exchange Act; (B) as to each Proposing Person: (1) the name and address, as they appear on the Corporation’s books, of such Proposing Person; (2) the class and number of shares of the capital stock of the Corporation which are owned, directly or indirectly, of record and shares of the capital stock of the Corporation which are owned beneficially but not of record by such Proposing Person (including any class or series of shares of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future); (3) the name of each nominee holder for such Proposing Person and any pledge by such Proposing Person with respect to any of such shares; (4) a description of any contract, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right, hedging transaction or borrowed or loaned shares or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise) to which any such Proposing Person is a party, the effect or intent of which is to transfer to or from any such Proposing Person, in whole

7 or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any such Proposing Person with respect to shares of any class or series of capital stock of the Corporation or to provide any such Proposing Person, directly or indirectly, with the direct or indirect opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”) all of which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such Proposing Person, (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (5) a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding, or relationship (x) with respect to the proposal or nomination, as applicable, or the voting of shares of any class or series of capital stock of the Corporation between or among the Proposing Persons or (y) pursuant to which such Proposing Person has a right to vote any shares of any capital stock of the Corporation; (6) to the extent not disclosed pursuant to the preceding clause (4), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such Proposing Person together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Proposing Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (7) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (8) any proportionate interest in shares of the capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person is (x) a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (y) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (9) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any; (10) any significant equity interests or any Derivative Instruments held by such Proposing Person in any principal competitor of the Corporation specifically identified in the Corporation’s most recent annual report on Form 10-K; (11) any direct or indirect interest

8 of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any such principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement); (12) a complete and accurate description of any pending, or to such Proposing Person’s knowledge, threatened, legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; and (13) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings that would be required to be made in connection with a contested solicitations of proxies in support of the proposed business or for the election of directors, as applicable, pursuant to and in accordance with Section 14 of the Exchange Act; provided, however, that the disclosures in the foregoing subclauses (1) through (13) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; (C) a representation that the Noticing Stockholder is a holder of record of stock of the Corporation at the time of the giving of the notice and will be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposed business or nomination specified in the notice and an acknowledgement that, if such Noticing Stockholder (or a Qualified Representative (as defined below) thereof) does not appear to present the Noticing Stockholder’s business or nomination at such meeting, the Corporation need not present the Noticing Stockholder’s business or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; (D) a representation as to whether any Proposing Person will be or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business or nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; (E) a representation as to whether the Noticing Stockholder, any beneficial owner on whose behalf the notice is being brought, or any of their respective affiliates intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act; and

9 (F) a certification regarding whether each Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and each Proposing Person’s acts or omissions as a stockholder of the Corporation, if such Proposing Person is or has been a stockholder of the Corporation. In addition, any such Noticing Stockholder shall be required to provide such further information as may be requested by the Corporation. The Corporation may require evidence by any person giving notice under this Section 2.10(a) that such person is a bona fide beneficial owner of the Corporation’s shares. (iv) The Noticing Stockholder shall update its notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is 10 business days prior to the meeting (or any adjournment, postponement or rescheduling thereof). Any such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Central Time five business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than 5:00 p.m. Central Time seven business days prior to the date for the meeting or, if practicable, any adjournment, postponement or rescheduling thereof (in the case of any update required to be made as of 10 business days prior to the meeting or adjournment, postponement or rescheduling thereof) (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled). For the avoidance of doubt, any information provided pursuant to this Section 2.10(a)(iv) shall not be deemed to cure any deficiencies in a notice previously delivered under these Bylaws and shall not extend the time period for the delivery of such notice. If a Noticing Stockholder fails to provide the written update required by this Section 2.10(a)(iv) within the time period specified herein, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws. (v) If any information submitted in a notice pursuant to Section 2.10(a) of these Bylaws shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. The Noticing Stockholder shall notify the Secretary in writing of any inaccuracy or change in any information submitted pursuant to these Bylaws within two business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Noticing Stockholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any Committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information

10 submitted by the Noticing Stockholder pursuant to these Bylaws and (ii) a written affirmation of any information submitted by the Noticing Stockholder pursuant to these Bylaws as of an earlier date. If the Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws. (vi) Notwithstanding the foregoing provisions of this Section 2.10(a), a Noticing Stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.10(a). Nothing in this Section 2.10(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a- 8 under the Exchange Act. (vii) Notwithstanding the foregoing provisions of this Section 2.10(a), unless otherwise required by law, if any Proposing Person (1) provides notice pursuant to Rule 14a- 19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the proposed nominees. Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. (viii) The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10(a), and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If the Noticing Stockholder (or a Qualified Representative thereof) does not appear at a meeting of stockholders to present the Noticing Stockholder’s nomination or proposal, the nomination shall be disregarded or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. (ix) For purposes of this Section 2.10: (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (iii) a “Noticing Stockholder” shall mean a stockholder providing notice or making a request, as applicable, pursuant to this Section 2.10; (iv) “Proposing Person” shall mean: (A) the Noticing Stockholder; (B) the beneficial owner or beneficial owners, if different from such Noticing Stockholder, on whose behalf the notice of the business or nomination proposed to be brought before the meeting is made; (C) any person directly or indirectly controlling, controlled by or under common control with the Noticing Stockholder

11 (or, if different from such Noticing Stockholder, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in the foregoing clause (A), (B), (C) or (D); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any person described in the foregoing clause (A), (B), (C) or (D); (G) any person with whom the Noticing Stockholder is knowingly acting in concert with respect to the stock of the Corporation; and (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C) or (D) with respect to any proposed business or nomination; (v) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (vi) a “Qualified Representative” of a Noticing Stockholder shall mean (A) a duly authorized officer, manager or partner of such Noticing Stockholder or (B) a person authorized by a writing executed by such Noticing Stockholder (or a reliable reproduction or electronic transmission of such a writing) delivered by such Noticing Stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders. (b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with all the notice requirements of Section 2.10(a). (c) General. (i) To be eligible to be a nominee for election as a director, the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.10(a) or 2.10(b): (1) a completed D&O questionnaire in the form required by the Corporation (which form shall be provided by the Secretary of the Corporation within 10 business days after receiving a written request) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to

12 serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law and (3) a representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. (ii) No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.10. (iii) The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he or she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (iv) Without limiting the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10, and compliance with paragraphs (a) and (b) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.10(c)(v)).

13 (v) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders. Section 2.11. Proxy Access for Director Nominations. (a) Definitions. For purposes of this Section 2.11, the following terms shall have the following meanings: (i) “Authorized Group Member” shall mean, with respect to any nomination by a Nominating Group (as defined below), the member of that Nominating Group that is authorized to act on behalf of all members of that Nominating Group with respect to matters relating to the nomination, including withdrawal of the nomination. (ii) “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation. (iii) “Eligible Stockholder” shall mean a person or entity who has either (A) been a record holder of shares of common stock of the Corporation used to satisfy the eligibility requirements in Section 2.11(d) continuously for the required three-year period or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 2.11(e), evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries. (iv) “Maximum Number” shall mean that number of directors constituting the greater of (A) two or (B) 20% of the number of directors of the Corporation which, at such time, the holders of common stock of the Corporation are entitled to elect, on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.11 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 2.11(c)(i). (v) “Minimum Percentage” shall mean 3% of the number of outstanding shares of common stock of the Corporation as provided in the most recent Exchange Act filing made by the Corporation with the SEC immediately prior to the submission of the Nomination Notice. (vi) “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the Corporation pursuant to Section 2.11(f).

14 (vii) “Nominating Stockholder” shall mean any Eligible Stockholder or group of no more than 20 stockholders (a “Nominating Group”) that, individually and collectively, in the case of a Nominating Group, satisfies the requirements to qualify as an Eligible Stockholder and that (A) has (individually and collectively, in the case of a Nominating Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.11 (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 2.11) and (B) has nominated a Stockholder Nominee. (viii) “Own” shall mean possession, with respect to those outstanding shares of common stock of the Corporation entitled to vote generally for the election of directors of the Corporation, of both: (A) the full voting and investment rights pertaining to such shares; and (B) the full economic and financial interest in (including, without limitation, the full and complete opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliate’s full right to vote or direct the voting of any such shares or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic Ownership of such shares by such stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (A) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on notice of five business days or less, or (B) the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own” shall have correlative meanings. (ix) “Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.

15 (x) “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 2.11. (xi) “Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the Corporation, will act or vote on any issue or question. (b) Proxy Access at Annual Meetings. Subject to the satisfaction of the requirements of this Section 2.11, if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any annual meeting of stockholders: (i) the name of any Stockholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot; (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law, rule or regulation to be included in the proxy statement; and (iii) a statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.11(g)(iii)), but only if such statement does not exceed 500 words. For the avoidance of doubt, the provisions of this Section 2.11 shall not apply to a special meeting of stockholders. (c) Maximum Number of Stockholder Nominees. (i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.11(e) but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by: (A) Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn; (B) Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting; (C) the number of incumbent directors or director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy materials for an annual meeting of stockholders as unopposed (by the Corporation)

16 nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and (D) the number of incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. (ii) Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 2.11 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.11 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation that each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranking nominees as many times as necessary, following the same order each time, until the Maximum Number is reached. (d) Eligible Stockholders. (i) An Eligible Stockholder or Nominating Group may submit a nomination in accordance with this Section 2.11 only if the Eligible Stockholder or Nominating Group (in the aggregate) has continuously Owned at least the Minimum Percentage of shares of common stock of the Corporation (as adjusted for any stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations or similar events) throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Percentage of shares of common stock of the Corporation through the date of the annual meeting. No shares may be attributed to more than one Eligible Stockholder. The following shall be treated as one Eligible Stockholder or one member of a Nominating Group if such Eligible Stockholder or member of a Nominating Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended). (ii) For the avoidance of doubt, in the event of a nomination by a Nominating Group, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises the

17 Nominating Group) that are set forth in this Section 2.11, including the minimum holding period, shall apply to each member of such Nominating Group; provided, however, that the Minimum Percentage of shares shall apply to the Ownership of the Nominating Group in the aggregate. In the event that any stockholder withdraws from a Nominating Group at any time prior to the annual meeting of stockholders, the Nominating Group shall only be deemed to Own the shares held by the remaining members of that Nominating Group. No stockholder shall be permitted to be in more than one Nominating Group. (e) Timely Nomination Notice. To be timely, a Nomination Notice must be delivered to or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not later than 5:00 p.m. Central Time on the 120th day nor earlier than 5:00 p.m. Central Time on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials relating to that annual meeting) on which the Corporation first mailed its proxy statement for the previous year’s annual meeting of stockholders of the Corporation, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 2.11; provided, however, that, in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, to be timely, the Nomination Notice must be received not later than 5:00 p.m. Central Time on the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice. (f) Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for the avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost: (i) with respect to the Nominating Stockholder or, in the case of a Nominating Group, each member of the Nominating Group, documentary evidence in the form of one or more written statements from the record holder of the shares of common stock of the Corporation (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder (individually or collectively, in the case of a Nominating Group) Owns, and has continuously Owned for the preceding three years, the Minimum Percentage of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, documentary evidence in the form of written statements from each record holder and intermediary and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group)

18 verifying and certifying the Nominating Stockholder’s continuous Ownership (individually or collectively, in the case of a Nominating Group) of the Minimum Percentage of shares through the record date; (ii) an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Percentage of shares prior to the date of the annual meeting; (iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules; (iv) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected; (v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominating Group): (A) the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.10 of these Bylaws, as if the Nominating Stockholder were the proposing stockholder under that section; (B) to the extent not included in the response to paragraph (A) above, a detailed description of all material relationships, between or among the Nominating Stockholder, on the one hand, and each Stockholder Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (or its successor Item) if the Nominating Stockholder were the “registrant” for purposes of such item and the Stockholder Nominee were a director or executive officer of such registrant; (C) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (D) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (E) a representation and warranty that the Nominating Stockholder has not nominated and a covenant that it will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);

19 (F) a representation and warranty that the Nominating Stockholder has not engaged in and a covenant that it will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (G) a covenant that the Nominating Stockholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (H) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or Stock Exchange Rules; (I) a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 (the “Securities Act”), as amended, or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; (J) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.11(d); (K) a covenant that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.11(d) through the date of the annual meeting; (L) the details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (M) if desired by the Nominating Stockholder and subject to Section 2.11(g)(ii), a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors. Any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (N) in the case of a nomination by a Nominating Group, the designation by all group members of one Authorized Group Member.

20 (vi) an executed agreement (which form of agreement shall be provided by the Secretary of the Corporation upon written request), which must be submitted within ten days after the date on which the Secretary of the Corporation provides the form of agreement, pursuant to which the Nominating Stockholder (including each member of a Nominating Group) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person or entity, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other members of a Nominating Group, if applicable) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 2.11; (E) to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation if any information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any member of a Nominating Group) with the Corporation, its stockholders or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation of the information that is required to correct the misstatement or omission; and

21 (F) in the event that the Nominating Stockholder (including any member of a Nominating Group) has failed to continue to satisfy the eligibility requirements described in Section 2.11(d), to promptly notify the Corporation. (vii) an executed questionnaire, representation and agreement pursuant to Section 2.11(h) (which forms of questionnaire, representation and agreement shall be provided by the Secretary of the Corporation with 10 days after receiving a written request), which must be submitted within ten days after the date on which the Secretary of the Corporation provides the Nominating Stockholder (or the Authorized Group Member, in the case of a Nominating Group) the forms of questionnaire, representation and agreement. The information and documents required by this Section 2.11(f) shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominating Group), and provided with respect to the persons or entities specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item). The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.11(f) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. (g) Exclusion or Disqualification of Stockholder Nominees. (i) If, after the deadline for submitting a Nomination Notice as set forth in Section 2.11(e), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the Corporation’s definitive proxy statement, the Corporation shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder. (ii) Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting or that no vote will be held or occur as to such Stockholder Nominee, if: (A) the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors at the annual meeting pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.10 of these Bylaws;

22 (B) the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (C) the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 2.11; (D) the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Amended and Restated Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules; (E) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.11 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 20% of the shares of common stock of the Corporation entitled to vote for such Stockholder Nominee; (F) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; and (G) the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.11(d), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under or pursuant to this Section 2.11 and in such case such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee. (iii) Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including, without limitation, all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:

23 (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. (iv) The Corporation may solicit against, and include in the proxy statement its own statement in opposition to the nomination of the Stockholder Nominee and any other statement or information that the Corporation or the Board of Directors determines in its discretion to include in the proxy statement relating to the Stockholder Nominee. (h) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, the person proposed to be nominated must deliver or mail (in accordance with the time periods prescribed for delivery of notice under this Section 2.11) to the Secretary an executed questionnaire (in the form available from the Secretary) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf the nomination is being made and an executed representation and agreement (in the form available from the Secretary) that such person: (i) is not and will not become a party to (A) any Voting Commitment that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any Compensation Arrangement that has not been disclosed to the Corporation; (iii) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation; (iv) if elected as a director of the Corporation, will comply with all publicly disclosed corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation; (v) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies; and

24 (vi) will promptly provide to the Corporation such other information as it may reasonably request. ARTICLE 3 DIRECTORS Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Section 3.02. Number, Election and Term Of Office. The number of directors which shall constitute the Board of Directors shall initially be 10 and, thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Whole Board. For purposes of these Bylaws, the term “ Whole Board” shall mean, at any time, the total number of authorized directors at such time whether or not there exist any vacancies in previously authorized directorships. As set forth in Article 6 of the Amended and Restated Certificate of Incorporation, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders. Section 3.03. Quorum and Manner of Acting. Unless the Amended and Restated Certificate of Incorporation or these Bylaws require a greater number, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Amended and Restated Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chair of the Board of Directors in the absence of a determination by the Board of Directors). Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held,

25 the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice. Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given. Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the President and shall be called by the Chair of the Board of Directors, the President or the Secretary, on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined by the Board of Directors. Section 3.08. Committees. (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Provided that the Chair of the Board of Directors is an independent director and subject to applicable law and regulatory requirements, the Chair of the Board of Directors shall be an ex-officio member of all such committees. As such, he/she is permitted, but not required, to act as a member of such committees, with all privileges of such members, including the right to vote. However, in determining whether a quorum is present at any committee meeting, he/she shall not be counted as a member. (b) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Section 3.09. Action by Consent. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

26 Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 3.12. Vacancies. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies. Section 3.13. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation generally entitled to vote in the election of directors, voting together as a single class. Section 3.14. Compensation. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. Section 3.15. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Amended and Restated Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.12 and 3.13 of this Article 3 unless otherwise provided therein. ARTICLE 4 OFFICERS

27 Section 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Board of Directors may, by resolution, designate the Chair of the Board of Directors as a principal officer. The Corporation may also have such other principal officers, including one or more Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary. Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine. Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees. Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors. Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors. ARTICLE 5 CAPITAL STOCK Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class

28 or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chair or Vice Chair of the Board of Directors, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A Corporation shall not have power to issue a certificate in bearer form. Section 5.02. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation. Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith. ARTICLE 6 GENERAL PROVISIONS Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to

29 any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting. (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Section 6.02. Dividends. Subject to limitations contained in Delaware Law and the Amended and Restated Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation. Section 6.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year. Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. Section 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock. Section 6.06. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware Law, the Amended and Restated Certificate of Incorporation (including any certificate of designations for any class or series of preferred stock) or these Bylaws, in each case, as amended from time to time, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act shall be the federal district courts of the United States of America, to the fullest extent permitted by law. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.06.

30 Section 6.07. Amendments. These Bylaws or any of them, may be altered, amended or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors. Unless a higher percentage is required by the Amended and Restated Certificate of Incorporation as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of the holders of not less than 66⅔% of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Whole Board. ARTICLE 7 EMERGENCY BYLAWS Section 7.01. Emergency Bylaws. Notwithstanding anything to the contrary in the Amended and Restated Certificate of Incorporation or these Bylaws, in the event (i) there is any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware Law, or other similar emergency condition (each, an “emergency”) and (ii) a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action and (iii) a reasonable person would determine that action by the Board of Directors or a standing committee thereof is reasonably necessary or advisable to be taken under the circumstances, this Section 7.01 shall apply. (a) Any Director or any of the Designated Officers (as defined below) may call a meeting of the Board of Directors or any committee thereof by any feasible means and with such advance notice as circumstances permit in the reasonable judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof. (b) At any meeting called in accordance with Section 7.01(a), one-third of the directors shall constitute a quorum, which may in all cases act by majority vote. In the event that no directors are able to attend the meeting, the Designated Officers in attendance shall be deemed directors for such meeting. For purposes of this Article 7, a “Designated Officer” means the Chief Executive Officer, Chief Financial Officer or the Secretary of the Corporation. (c) Directors may take action to appoint one or more of the directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Article 7 applies. (d) To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Amended and Restated Certificate of Incorporation and these Bylaws. It is recognized, however, that in an emergency, it may not always be practical to act in this manner and this Article 7 is intended to, and does hereby, empower the Board of Directors with the maximum authority possible under Delaware Law and all other applicable law to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation, including, without limitation, taking any action that it determines to be practical and necessary to address the circumstances of the emergency.

31 (e) No director, officer or employee acting in accordance with this Article 7 or otherwise pursuant to Section 110 of Delaware Law (or any successor section) shall be liable except for willful misconduct or bad faith. (f) This Article 7 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the Board of Directors immediately prior to the emergency to resume management of the business of the Corporation. (g) At any meeting called in accordance with Section 7.01(a), the Board of Directors may modify, amend or add to the provisions of this Article 7 in order to make any provision that may be practical or necessary given the circumstances of the emergency. (h) The provisions of this Article 7 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 7.01(e) with regard to action taken prior to the time of such repeal or change. (i) Nothing contained in this Article 7 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of Delaware Law that have been or may be adopted by corporations created under Delaware Law.